Certificate of Amendment

                                       Of

                          Certificate of Incorporation

                                       Of

                              Romantic Scents, Inc.

             Pursuant to Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED:

FIRST: The name of the corporation is RSI ENTERPRISES, INC., hereinafter referred to as the "Corporation".

SECOND: The Certificate of Incorporation was filed with the Department of State of the State of New York on 06/18/1999, originally under the namne of ROMANTIC SCENTS, INC.

THIRD: The Certificate of Incorporation is hereby amended by changing the name of the corporation as stated in paragraph FIRST:

Paragrah FIRST shall read as follows:

     FIRST: The name of the corporation is" SPONGETECH INTERNATIONAL, LTD.

FOURTH: The Amendment to the Certificate of Incorporation was authorized first by the Board of Directors, followed by the holder(s) of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment this 2nd day of October, 2002.




/s/ Roger Eichenholtz
------------------------------
     Roger Eichenholtz, CFO